Exhibit 10.54

AMENDMENT NUMBER FOUR
to the
Third Amended and Restated Master Repurchase Agreement Dated as of August 31, 2020
between
BANK OF AMERICA, N.A.
and
NATIONSTAR PARTICIPATION SUB 1BM LLC
and acknowledged and agreed to by NATIONSTAR MORTGAGE LLC

This AMENDMENT NUMBER FOUR (this “Amendment”) is made as of this 21st day of October, 2022, by and among Bank of America, N.A. (“Buyer”), Nationstar Participation Sub 1BM LLC (“Seller”) and Nationstar Mortgage LLC (“Guarantor”) to that certain Third Amended and Restated Master Repurchase Agreement, dated as of August 31, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Seller and Buyer and acknowledged and agreed to by Guarantor, as guarantor and pledgor.

WHEREAS, Buyer, Seller and Guarantor have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain participation interests from Seller and Seller agrees to sell certain participation interests to Buyer under a master repurchase facility; and

WHEREAS, Buyer, Seller and Guarantor hereby agree that the Agreement shall be amended as more fully provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the date hereof, the Agreement is hereby amended as follows:

(a)Agreement to Enter into Transactions. Section 2.1 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

2.1 Agreement to Enter into Transactions. Subject to the terms and conditions of this Agreement and provided that no Event of Default, Event of Early Termination or Potential Default has occurred and is continuing, Buyer shall, from time to time during the term of this Agreement, enter into Transactions with Seller; provided, however, that (a) the Aggregate Outstanding Purchase Price as of any date shall not exceed the Aggregate Transaction Limit and (b) the Aggregate Outstanding Purchase Price for any Type of Transaction shall not exceed the applicable Type Sublimit. Buyer shall have the obligation to enter into Transactions with an Aggregate Outstanding Purchase Price equal to or less than the Committed Amount, and Buyer shall have no obligation to enter into Transactions with respect to the Uncommitted Amount. All purchases of Participation Interests shall be first deemed committed up to the Committed Amount and then the remainder, if any, shall be deemed uncommitted up the Uncommitted Amount; provided however that Transactions, the subject of which are eMortgage Loans, shall be entered into solely on an uncommitted basis and shall be attributed to the Uncommitted Amount. Seller may request

Transactions in excess of the Aggregate Transaction Limit and Buyer may, from time to time, in its sole and absolute discretion, consent to a Temporary Increase of the Aggregate Transaction Limit in accordance with Section 2.10.

(b)Dry Mortgage Loans. Section 3.3(a) of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

3.1(a) Dry Mortgage Loans. Prior to any Transaction the subject of which is a Purchased Asset related to a Dry Mortgage Loan (including eMortgage Loans and any Dry Mortgage Loan that is a Certified Mortgage Loan), Nationstar Parties shall deliver to Buyer or its Custodian, or authorize and direct the Closing Agent to deliver to Buyer or its Custodian, the related Mortgage Loan Documents in accordance with and pursuant to the terms of Section 7.2 hereof and the Custodial Agreement (if any); provided that, with respect to:

(1)any eMortgage Loan that is not a Correspondent Mortgage Loan, Nationstar Parties shall deliver to Custodian each of Buyer’s and Guarantor’s MERS Org ID, and shall cause, in each case using MERS eDelivery and the MERS eRegistry (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) other than with respect to a Ginnie Mae eNote Pooled Loan, the Controller status of the related eNote to be transferred to Buyer, (iii) with respect to a Ginnie Mae eNote Pooled Loan, the Controller status of the related eNote to reflect the MERS Org ID of Guarantor from that of Buyer’s MERS Org ID and the eNote Secured Party status of the related eNote to reflect the MERS Org ID of Ginnie Mae, (iv) the Location status of the related eNote to be transferred to Custodian, (v) the Master Servicer Field status of the related eNote shall reflect the MERS Org ID of the Guarantor, (vi) the Subservicer Field status of the related eNote to be (x) if there is a third-party subservicer, such subservicer’s MERS Org ID or (y) if there is not a subservicer, blank, (vii) the Delegatee status of the eNote
(x) other than with respect to a Ginnie Mae eNote Pooled Loan, reflects Custodian’s MERS Org ID and (y) with respect to a Ginnie Mae eNote Pooled Loan, is blank; and

(2)with respect to an eMortgage Loan that is a Correspondent Mortgage Loan, Nationstar Parties shall (i) deliver to Custodian each of Buyer’s and Guarantor’s MERS Org IDs (ii) deliver to Buyer copies of the related master bailee letters, including the applicable wire instructions, and (iii) shall cause, in each case, using MERS eDelivery and the MERS eRegistry, (a) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (b) other than with respect to a Ginnie Mae eNote Pooled Loan, the Controller status of the related eNote to be transferred to (x) on or immediately prior to the Purchase Date, Guarantor, and (y) by the Controller Status Transfer Deadline, Buyer (c) with respect to a Ginnie Mae eNote Pooled Loan, the Controller status of the related eNote to have changed to the MERS Org ID of Guarantor from that of Buyer’s MERS Org ID and the eNote Secured Party status of the related eNote to have changed to the MERS Org ID of Ginnie Mae, (d) the Location status of the related eNote to be transferred to Custodian, (e) the Master Servicer Field status of the related eNote shall reflect the MERS Org ID of Guarantor, (f) the Subservicer Field status of the related eNote on the MERS eRegistry to be (x) if there is a third-party subservicer, such subservicer’s MERS Org ID or (y) if there is not a subservicer, blank and (g) the Delegatee status of the eNote (x) other than with respect to a Ginnie Mae eNote Pooled Loan, is either blank or reflects Custodian’s MERS Org ID and (y) with respect to a Ginnie Mae eNote Pooled Loan, is blank (collectively, the “eNote Delivery Requirements”).

(c)Repurchase Price. Section 4.1(b) of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

4.1 (b) Effect of Payment of Repurchase Price. On the Repurchase Date (or such other date on which the Repurchase Price is received in full by Buyer), termination of the related Transaction will be effected by the repurchase by Seller or its designee of the Purchased Assets (and release of the related Underlying Assets) and the simultaneous transfer of the Repurchase Price to an account of Buyer, or transfer to Buyer of additional Participation Interests related to Additional Underlying Assets (in each case subject to the provisions of Section 6.5), and all of Buyer’s rights, title and interests therein shall then be conveyed to Seller or its designee; provided that, Buyer shall not be deemed to have terminated or conveyed its interests in such Purchased Assets or related Underlying Assets if an Event of Default shall then be continuing or shall be caused by such repurchase or if such repurchase gives rise to or perpetuates a Margin Deficit that is not satisfied in accordance with Section 6.3(b). Nationstar Parties are obligated to obtain the Mortgage Loan Documents from Custodian at Guarantor’s expense on the Repurchase Date. With respect to any eMortgage Loan, upon receipt of the related Repurchase Price by Buyer, Buyer shall initiate a Transfer of Control and Location of the eNotes and Delegatee status with respect thereto as may be directed by Nationstar Parties.

(d)Conditions Precedent. Article 7 of the Agreement is hereby amended by deleting the “and” at the end of Section 7.2(p), adding “; and” at the end of Section 7.2(q), deleting the final paragraph of Section 7.2 and adding the following language directly following Section 7.2(q):

(r) With respect to an eNote that is a Correspondent Mortgage Loan, Buyer shall have received a copy of the applicable eNote Control Transfer and Custodial Agreement.

For the avoidance of doubt, notwithstanding that the foregoing conditions may be satisfied with respect to any Transaction request, the Buyer shall be under no obligation to enter into any Transaction with respect to the Uncommitted Amount including, without limitation, Transactions the subject of which are eMortgage Loans and whether the Buyer enters into any Transaction with respect to the Uncommitted Amount shall be at the discretion of Buyer.

(e)Remote Online Notarization. Article 9 of the Agreement is hereby amended by

(i)deleting the “and” at the end of Section 9.3(q), adding “; and” at the end of Section 9.3(s) and inserting the following clause (s) immediately following Section 9.3(r):

9.3    (s) any Control Failure or eNote Secured Party Failure with respect to a Purchased Mortgage Loan that is an eMortgage Loan or any eNote Replacement Failure.

(ii)inserting the following sections immediately after Section 9.19:

9.1MERS eRegistry. Nationstar Parties are members of the MERS eRegistry in good standing, shall maintain membership in the MERS eRegistry at all times and, with respect to each eMortgage Loan, shall comply in all material respects with all rules and procedures of MERS in connection with the maintenance of the related eNotes on the MERS eRegistry.

9.2Remote Online Notarization. With respect to each Mortgage Loan that was originated using remote online notarization, upon Buyer’s request, Nationstar Parties shall provide Buyer with a copy of any recordings of such remote online notarizations if such documentation is recorded, and ensure that any such recordings will be transferred to, or available for access by, Buyer or its designees upon the occurrence of an Event of Default hereunder.

(f)Confidentiality. Section 14.18 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

14.18 Confidential Information. To effectuate this Agreement, Buyer and Nationstar Parties may disclose to each other certain confidential information relating to the parties’ operations, computer systems, technical data, business methods, and other information designated by the disclosing party or its agent to be confidential, or that should be considered confidential in nature by a reasonable person given the nature of the information and the circumstances of its disclosure (collectively the “Confidential Information”). Confidential Information can consist of information that is either oral or written or both, and may include, without limitation, any of the following: (i) any reports, information or material concerning or pertaining to businesses, methods, plans, finances, accounting statements, and/or projects of either party or their affiliated or related entities; (ii) any of the foregoing related to the parties or their related or affiliated entities and/or their present or future activities and/or (iii) any term or condition of any agreement (including this Agreement) between either party and any individual or entity relating to any of their business operations. With respect to Confidential Information, the parties hereby agree, except as otherwise expressly permitted in this Agreement:

(a)not to use the Confidential Information except in furtherance of this Agreement;

(b)to use reasonable efforts to safeguard the Confidential Information against disclosure to any unauthorized third party with the same degree of care as they exercise with their own information of similar nature; and

(c)not to disclose Confidential Information to anyone other than employees, agents or contractors with a need to have access to the Confidential Information and who are bound to the parties by like obligations of confidentiality, except that the parties shall not be prevented from using or disclosing any of the Confidential Information which: (i) is already known to the receiving party at the time it is obtained from the disclosing party; (ii) is now, or becomes in the future, public knowledge other than through wrongful acts or omissions of the party receiving the Confidential Information; (iii) is lawfully obtained by the party from sources independent of the party disclosing the Confidential Information and without confidentiality and/or non-use restrictions; or (iv) is independently developed by the receiving party without any use of the Confidential Information of the disclosing party.

Notwithstanding anything contained herein to the contrary, Buyer may share any Confidential Information of Nationstar Parties with (i) an Affiliate of Buyer for any valid business purpose, such as, but not limited to, to assist an Affiliate in evaluating a current or potential business relationship with Nationstar Parties; (ii) any prospective or actual assignee, participant or repledgee to assist such Person in determining whether to enter into an assignment, participation or Repurchase Transaction in connection with the Principal Agreements; (iii) any hedge counterparty to the extent necessary to obtain any hedging in connection with the Transactions under the Principal Agreements, and (iv) any Person that provides or intends to provide liquidity to Buyer to further the Transactions set forth in the Principal Agreements; provided that, in the case of clauses
(ii) through (iv), such Person shall not be an Excluded Assignee, and such Person shall agree to be bound by this covenant of confidentiality, or is otherwise subject to confidentiality restrictions.

In addition, the Principal Agreements and their respective terms, provisions, supplements and amendments, and transactions and notices thereunder (other than the tax treatment and tax structure of the transactions), are proprietary to Buyer and shall be held by Nationstar Parties in strict confidence and shall not be disclosed to any third party without the consent of Buyer except for (i) disclosure to Nationstar Parties’ direct and indirect parent companies, directors, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions; (ii) upon prior written notice to Buyer, disclosure required by law, rule, regulation or order of a court or other regulatory body; (iii) upon prior written notice to Buyer, disclosure to any approved hedge counterparty to the extent necessary to obtain any hedging hereunder; (iv) any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws; or (v) the tax treatment and tax structure of the transactions, which shall not be deemed confidential; provided that in the case of (ii), (iii) and (iv), Nationstar Parties shall take reasonable actions to provide Buyer with prior written notice; provided further that in the case of (iv), Nationstar

Parties shall not file any of the Principal Agreements other than the Agreement with the SEC or state securities office unless Nationstar Parties have (x) provided at least thirty (30) days (or such lesser time as may be demanded by the SEC or state securities office) prior written notice of such filing to Buyer, and (y) redacted all pricing information and other commercial terms.

If any party or any of its successors, Subsidiaries, officers, directors, employees, agents and/or representatives, including, without limitation, its insurers, sureties and/or attorneys, breaches its respective duty of confidentiality under this Agreement, the nonbreaching party(ies) shall be entitled to all remedies available at law and/or in equity, including, without limitation, injunctive relief.

(g)Definitions. Exhibit A to the Agreement is hereby amended by:

(iii)adding the following definitions in their proper alphabetical order:

Agency Required eNote Legend: The legend or paragraph required by Fannie Mae, Freddie Mac or Ginnie Mae, as applicable, to be set forth in the text of an eNote, which includes the provisions set forth in an Exhibit to the Custodial Agreement, as may be amended from time to time by Fannie Mae, Freddie Mac or Ginnie Mae, as applicable.

Authoritative Copy: With respect to an eNote, the unique copy of such eNote that is within the Control of the Controller.

Control: With respect to an eNote, the “control” of such eNote within the meaning of UETA and/or, as applicable, E-SIGN, which is established by reference to the MERS eRegistry and any party designated therein as the Controller.

Control Agreement: The agreement (if any) to perfect Buyer’s security interest in the Custodial Account as described in Section 6.2(i) of this Agreement.

Control Failure: With respect to an eNote, (a) if the Controller status of the eNote in the MERS eRegistry shall not have been transferred to (i) with respect to an eMortgage Loan that is not a Correspondent Mortgage Loan, the MERS Org ID of Buyer, (ii) with respect to an eMortgage Loan that is a Correspondent Mortgage Loan, (x) at the time of purchase by Buyer, the MERS Org ID of Guarantor and (y) by the Controller Status Transfer Deadline, the MERS Org ID of Buyer, (iii), with respect to a Ginnie Mae eNote Pooled Loan, the MERS Org ID of Guarantor from that of Buyer’s MERS Org ID, (b) (i) other than with respect to a Ginnie Mae eNote Pooled Loan, Buyer shall otherwise not be designated as the Controller of such eNote in the MERS eRegistry (other than pursuant to a Bailee Agreement), or in the case of an eMortgage Loan that is a Correspondent Mortgage Loan, shall otherwise not be designated as such by the Controller Status Transfer Deadline and (ii) with respect to a Ginnie Mae eNote Pooled Loan, Guarantor shall otherwise not be designated as the Controller of such eNote in the MERS eRegistry, (c) if the eVault shall have released the Authoritative Copy of an eNote in contravention of the requirements of the Custodial Agreement, or (d) if the Custodian initiated any changes on the MERS eRegistry in contravention of the terms of the Custodial Agreement.

Controller: With respect to an eNote, the party designated in the MERS eRegistry as the “Controller”, and who in such capacity shall be deemed to be “in control” or to be the “controller” of such eNote within the meaning of UETA or E-SIGN, as applicable.

Controller Status Transfer Deadline: Has the meaning set forth in the Custodial Agreement.

Delegatee: With respect to an eNote, the party designated in the MERS eRegistry as the “Delegatee” or “Delegatee for Transfers”, who in such capacity is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller such as Transfers of Control and Transfers of Control and Location.

Electronic Agent: MERSCORP Holdings, Inc., or its successor in interest or assigns.

Electronic Record: With respect to an eMortgage Loan, the related eNote and all other documents comprising the Mortgage Loan File that are electronically created and are stored in an electronic format.

eMortgage Loan: A Mortgage Loan with respect to which there is an eNote and as to which some or all of the other documents comprising the related Mortgage Loan File may be created electronically and not by traditional paper documentation with a pen and ink signature.

eNote: With respect to any eMortgage Loan, the electronically created and stored Mortgage Note that is a Transferable Record.

eNote Control Transfer and Custodial Agreement: Each eNote Control Transfer and Custodial Agreement (or its equivalent) by and among Seller or Guarantor, a correspondent of Seller or Guarantor, and a warehouse lender of such correspondent approved by Buyer in accordance with Section 3.7, substantially in form and substance satisfactory to Buyer.

eNote Delivery Requirement: As defined in Section 3.3(a).

eNote Replacement Failure: As defined in the Custodial Agreement.

eNote Secured Party: With respect to a Ginnie Mae eNote Pooled Loan, the party designated in the MERS eRegistry as the “Secured Party”.

eNote Secured Party Failure: With respect to a Ginnie Mae eNote Pooled Loan, (a) if the eNote Secured Party status of the eNote shall not have been transferred to Ginnie Mae within one (1) Business Day of certification thereof, (b) Ginnie Mae shall otherwise not be designated as the eNote Secured Party in the MERS eRegistry, (c) if the eVault shall have released the Authoritative Copy of such eNote in contravention of the requirements of the Custodial Agreement, or (d) if the Custodian initiated any changes on the MERS eRegistry in contravention of the terms of the Custodial Agreement.

E-SIGN: The Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq.

eVault: An electronic repository established and maintained by a Custodian for delivery and storage of eNotes.

Excluded Assignee: Any Person identified on Schedule 2 hereto, as such Schedule may be updated from time to time upon the mutual written consent (which may be delivered via e-mail) of Buyer and Guarantor.

Ginnie Mae eNote Pooled Loan: An eMortgage Loan that is a Pooled Mortgage Loan that is eligible to be placed into a Ginnie Mae Program.

Hash Value: With respect to an eNote, the unique, tamper-evident digital signature of such eNote that is stored with MERS.

Location: With respect to an eNote, the location of such eNote which is established by reference to the MERS eRegistry.

Master Servicer Field: With respect to an eNote, the field entitled “Master Servicer” in the MERS eRegistry.

MERS eDelivery: The transmission system operated by the Electronic Agent that is used to deliver eNotes, other Electronic Records and data from one MERS eRegistry member to another using a system-to-system interface and conforming to the standards of the MERS eRegistry.

MERS eRegistry: The electronic registry operated by the Electronic Agent that acts as the legal system of record that identifies the Controller, Delegatee and Location of the Authoritative Copy of registered eNotes.

MERS Org ID: As defined in the Custodial Agreement.

MERS System: The mortgage electronic registry system operated by the Electronic Agent that tracks changes in Mortgage ownership, mortgage servicers and servicing rights ownership.

Subservicer Field: With respect to an eNote, the field entitled “Subservicer” in the MERS eRegistry.

Transfer of Control: With respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller of such eNote.

Transfer of Control and Location: With respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller and Location of such eNote.

Transfer of Location: With respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Location of such eNote.

Transfer of Servicing: With respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Master Servicer Field or Subservicer Field, as applicable, of such eNote.

Transferable Record: An Electronic Record under E-SIGN and UETA that (i) would be a note under the Uniform Commercial Code if the Electronic Record were in writing, (ii) the issuer of the Electronic Record has expressly agreed is a “transferable record”, (iii) for purposes of E-SIGN, relates to a loan secured by real property, and (iv) bears an “electronic signature” as such term is given meaning under E-SIGN and UETA.

UETA: The Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999.

Unauthorized Servicing Modification: With respect to an eNote, an unauthorized Transfer of Location, an unauthorized Transfer of Servicing or any unauthorized change in any other information, status or data initiated by the Master Servicer, the Subservicer (if any) or a vendor of the Master Servicer or the Subservicer (if any) with respect to such eNote on the MERS eRegistry.

(iv)Deleting and replacing the following definition in its proper alphabetical order:

Electronic Tracking Agreement: One or more Electronic Tracking Agreements with respect to (x) the tracking of changes in the ownership, mortgage servicers and servicing rights ownership of Purchased Mortgage Loans held on the MERS System, and (y) the tracking of the Control of eNotes held on the MERS eRegistry, each in a form acceptable to Buyer.

(h)Representations and Warranties. Exhibit L to the Agreement is hereby amended by:

(v)deleting subsection (n) in its entirety and replacing it with the following:

(n) Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby. There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on any Nationstar Party or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of any Nationstar Party, Buyer or any servicer, subservicer or any successor servicer or successor subservicer to sell the related Mortgaged Property at a trustee's sale or otherwise, or (z) the ability of any Nationstar Party, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage. The Mortgage Note and Mortgage are on forms acceptable to the FHA, the VA, the RD, Freddie Mac or Fannie Mae. If the Mortgage Loan is an eMortgage Loan, the related eNote contains the Agency-Required eNote Legend.

(vi)adding the following subsections (nnn) and (ooo) immediately following subsection (mmm):

(nnn) eNotes. With respect to each eMortgage Loan, the related eNote satisfies all of the following criteria:

(i)the eNote bears a digital or electronic signature;

(ii)the Hash Value of the eNote indicated in the MERS eRegistry matches the Hash Value of the eNote as reflected in the eVault;

(iii)there is a single Authoritative Copy of the eNote, as applicable and within the meaning of Section 9-105 of the Uniform Commercial Code, Section 16 of the UETA or Section 7021 of E-SIGN, as applicable, that is held in the eVault;

(iv)the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Custodian;

(v)other than with respect to a Ginnie Mae eNote Pooled Loan, the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of (a) with respect to an eMortgage Loan that is not a Correspondent Mortgage Loan, Buyer or (b) with respect to an eMortgage Loan that is a Correspondent Mortgage Loan, (x) at the time of purchase by Buyer, Guarantor and (y) by the Controller Status Transfer Deadline, Buyer;

(vi)with respect to a Ginnie Mae eNote Pooled Loan, the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Guarantor from that of Buyer’s MERS Org ID;

(vii)with respect to a Ginnie Mae eNote Pooled Loan, the eNote Secured Party status of the eNote on the MERS eRegistry reflects the MERS Org ID of Ginnie Mae;

(viii)other than with respect to a Ginnie Mae eNote Pooled Loan, the Delegatee status of the eNote on the MERS eRegistry (a) with respect to an eMortgage Loan that is not a Correspondent Mortgage Loan, reflects the MERS Org ID of Custodian or (b) with respect to an eMortgage Loan that is a Correspondent Mortgage Loan, (x) at the time of purchase by Buyer, is either blank or reflects the MERS Org ID of Custodian and (y) by the Controller Status Transfer Deadline, reflects the MERS Org ID of Custodian;

(ix)with respect to a Ginnie Mae eNote Pooled Loan, the Delegatee status of the eNote on the MERS eRegistry is blank;

(x)the Master Servicer Field status of the eNote on the MERS eRegistry reflects the MERS Org ID of Guarantor;

(xi)the Subservicer Field status of the eNote on the MERS eRegistry (i) reflects, if there is a third-party subservicer, such subservicer’s MERS Org ID or (ii) if there is not a subservicer, is blank;

(xii)there is no Control Failure, eNote Secured Party Failure, eNote Replacement Failure or Unauthorized Servicing Modification with respect to such eNote;

(xiii)the eNote is a valid and enforceable Transferable Record or comprises “electronic chattel paper” within the meaning of the Uniform Commercial Code;

(xiv)other than with respect to a Ginnie Mae eNote Pooled Loan, there is no defect with respect to the eNote that would result in Buyer having less than full rights, benefits and defenses of “Control” (within the meaning of the UETA) of the Transferable Record; and

(xv)the single Authoritative Copy of the eNote is maintained electronically and has not been papered-out, nor is there another paper representation of such eNote.

(ooo) Remote Online Notarization. If such Purchased Mortgage Loan was originated using remote online notarization, such Purchased Mortgage Loan complies with the requirements and/or guidelines of the Agencies related to remote online notarization.

(i)    Schedules. The Agreement is hereby amended by adding new Schedule 2 (attached hereto as Annex A) thereto immediately following Schedule 1.

SECTION 2. Fees and Expenses. Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Buyer incurred in connection with this Amendment, in accordance with Section 12.2 of the Agreement.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Representations. In order to induce Buyer to execute and deliver this Amendment, Seller and Guarantor hereby represent to Buyer that as of the date hereof, (i) Seller and Guarantor are in full compliance with all of the terms and conditions of the Principal Agreements and remain bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

SECTION 6. Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall govern) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

SECTION 7. Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Buyer of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

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IN WITNESS WHEREOF, Buyer, Seller and Guarantor have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

BANK OF AMERICA, N.A.,            NATIONSTAR PARTICIPATION
as Buyer                        SUB 1BM LLC,
                            as Seller

By:    /s/ Adam Robitshek        By:    /s/ Pedro Alvarez
    Name: Adam Robitshek                Name: Pedro Alvarez
    Title: Director                Title: Treasurer

NATIONSTAR MORTGAGE LLC,
as Guarantor

By:    /s/ Pedro Alvarez
    Name: Pedro Alvarez
    Title: Treasurer

ANNEX A

SCHEDULE 2

Excluded Assignees

[To be updated following the date hereof]